EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

28 MARCH 2024

JSC SOLID MANAGEMENT

and

YANDEX N.V.

DEED OF AMENDMENT in relation to SHARE PURCHASE AGREEMENT DATED 4 FEBRUARY 2024

EU1/ 502480009.4

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

THIS DEED (this "Deed") is made and entered into as of 28 March 2024

BETWEEN:

(1)	YANDEX N.V., a public limited company (naamloze vennootschap) formed under the laws of the Netherlands, having its corporate seat at Amsterdam, its registered office at Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 27265167 (the "Seller"); and
(2)	JSC SOLID MANAGEMENT, Trust Manager ("Д.У.") for CLOSED-END MUTUAL INVESTMENT COMBINED FUND "CONSORTIUM. FIRST", a joint stock company incorporated in the Russian Federation with its registered office at Room 2 Suite XVI, 5th floor, Khoroshyovskoye sh. 32A, Moscow, 125284, the Russian Federation, and registered with the Russian unified state register of legal entities under number (OGRN) [***]; Closed-end Mutual Investment Combined Fund "Consortium. First" (trust management rules No. [***], number assignment date 22 August 2023, as amended) (the "Purchaser"), together the "Parties" and each a "Party".

RECITALS:

(Capitalised terms used in these Recitals that are not set out above are defined in Clause 1.1 below)

(A)	WHEREAS, on 4 February 2024, the Parties entered into a share purchase agreement relating to, among other things, the sale and purchase of certain shares in International Joint Stock Company Yandex (Международная компания акционерное общество «Яндекс»), (the "Company"), as more particularly described in that agreement (the "SPA").
(B)	WHEREAS, the Parties have now agreed to make certain amendments to the SPA, subject to and on the terms of this Deed.
(C)	WHEREAS, this Deed is supplemental to the SPA.
(D)	WHEREAS, in consideration of the mutual promises, agreements, warranties and provisions contained in this Deed, the receipt, sufficiency and entirety of which is hereby acknowledged, the Parties have agreed the following.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

Definitions

1.1	Terms defined in the SPA shall have the same meaning when used in this Deed unless the context otherwise requires or unless otherwise defined herein.
1.2	In this Deed, any reference to a “clause” or “schedule” is a reference to a clause or schedule of the SPA, as the case may be.

Principles of Interpretation

1.3	The principles of interpretation set out in the SPA shall apply mutatis mutandis to this Deed unless the context otherwise requires.

EU1/ 502480009.4

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.	TRANSACTION DOCUMENT

The Parties agree that this Deed is a Transaction Document.

3.	CONTINUITY

The provisions of the SPA shall, save as amended by this Deed, continue in full force and effect, and shall be read and construed as one document with this Deed.

4.	AMENDMENTS
4.1	The SPA shall be amended with effect on and from the date of this Deed.
4.2	The amendments set out in this Deed are variations in accordance with clause 17.27 of the SPA.

Longstop Date

4.3	The Parties agree that the following defined term in clause 1.1 of the SPA shall be deleted in its entirety:

“"Longstop Date" means 2 April 2024, or such other date as the Seller and the Purchaser may agree in writing;”

and replaced with the following:

“"Longstop Date" means 30 April 2024, or such other date as the Seller and the Purchaser may agree in writing;”

Relevant Date

4.4	The Parties agree that the following defined term in clause 1.3 of the SPA shall be deleted in its entirety:

“"Relevant Date" means:

(a)	for the purposes of determining whether a monetary threshold or limit referred to in paragraph 3 of Schedule 10 (Limitations on liability) has been reached or exceeded, the date of receipt of written notification of the relevant claim in accordance with paragraph 2 of Schedule 10 (Limitations on liability); and
(b)	for any other purpose under this Agreement, the date falling [***] days before the date on which a payment or an assessment is to be made, provided that exact date shall be chosen by the respective payor.”

and replaced with the following:

“"Relevant Date" means:

(a)	for the purposes of determining whether a monetary threshold or limit referred to in paragraph 3 of Schedule 10 (Limitations on liability) has been reached or exceeded, the date of receipt of written notification of the

EU1/ 502480009.4

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

relevant claim in accordance with paragraph 2 of Schedule 10 (Limitations on liability); and
(b)	for any other purpose under this Agreement, the date falling [***] Business Days before the date on which a payment or an assessment is to be made, provided that exact date shall be chosen by the respective payor.”.

Central Bank Consent

4.5	The Parties agree that all references to the Central Bank Consent in the SPA shall be deleted in their entirety (including, for the avoidance of doubt, deletion of Condition 4 of clause 4.1 of the SPA in its entirety (without changing the numbering of subsequent Conditions)).

First Completion Obligations

4.6	Notwithstanding anything to the contrary in the SPA, the Parties agree that the Purchaser shall deliver (or procure the delivery) to the Seller the First Completion Second Notice contained in Part C of Schedule 13 (Completion Notifications) of the SPA on the date of payment to the Seller Bank Account of the First Tranche Payment.

Second Completion Obligations

4.7	Notwithstanding anything to the contrary in the SPA, the Parties agree that the Purchaser shall deliver (or procure the delivery) to the Seller the Second Completion Second Notice contained in Part D of Schedule 13 (Completion Notifications) of the SPA on the date of payment to the Seller Bank Account of the Second Tranche Payment.

Wind Down Use of Names and Logos

4.8	The Parties agree that clauses 15.6.2 and 15.6.3 of the SPA shall be deleted and replaced in their entirety with the following new clauses 15.6.2 and 15.6.3:
“15.6.2

"Relevant Branding" means any Relevant Name or any brand, trade or service mark, trade name or branding owned or used by any member of the Complete Target Group as of the date of this Agreement, provided always that “Toloka” shall not be considered to constitute Relevant Branding; and

15.6.3

"Relevant Name" means any of: (a) [***]; (b) any abbreviation of the foregoing, whether on its own or as part of another name; (c) [***], [***] and any other domain name held or used by any member of the Complete Target Group as of the date of this Agreement; and (d) any word or words similar to or which are likely to be confused with any of above, provided always that “Toloka” shall not be considered to constitute a Relevant Name.”

5.	THIRD PARTY RIGHTS

No one other than a Party to this Deed, their successors and permitted assigns, shall have any right to enforce any of its terms. No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed.

EU1/ 502480009.4

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.	COUNTERPARTS

This Deed may be executed in counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Transmission of a fully executed counterpart of this Deed (and not, for the avoidance of doubt, merely the relevant executed signature page) by email (in PDF, JPEG or other agreed format), shall take effect as delivery of an executed counterpart of this Deed. Each counterpart shall constitute an original of this Deed, but the counterparts shall together constitute one and the same instrument.

7.	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination, or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

8.	INCORPORATION OF TERMS

The provisions of clauses 1.2, 1.3 (as amended by this Deed), 1.4 and 1.5 (Interpretation), 17.1 to 17.4 (inclusive) (Announcements), 17.6 (Confidentiality), 17.10 (No Partnership), 17.11 to 17.13 (inclusive) (Assignment), 17.15 (Entire Agreement), 17.26 (Waiver), 17.27 (Variation), 17.36 (Costs), 17.37 (Language), 17.38 (Independent Advice), and 19.2 to 19.9 (inclusive) (Governing Law and Dispute Resolution) of the SPA shall apply mutatis mutandis to this Deed.

IN WITNESS WHEREOF, this Deed has been duly executed by the Parties (or their duly authorised representatives) and delivered as a DEED on the date first stated above.

[Signature pages follow]

EU1/ 502480009.4

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION PAGES

THE PURCHASER

EXECUTED as a DEED by	)
JSC SOLID MANAGEMENT, Trust Manager ("Д.У.") for CLOSED-END MUTUAL INVESTMENT COMBINED FUND "CONSORTIUM. FIRST",	) ) ) ) )
a company incorporated in	)	/s/ [***]
the Russian Federation, acting by	)	Authorised Person
[***]	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		/s/ [***]

Name of witness		[***]

Address of witness		[***]

Occupation of witness		[***]

[Signature Page to Deed of Amendment to SPA]

EXHIBIT 4.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

THE SELLER

EXECUTED as a DEED by	)
YANDEX N.V.	)
a company incorporated in	)	/s/ [***]
the Netherlands, acting by	)	Authorised Person
[***]	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		/s/ [***]

Name of witness		[***]

Address of witness		[***]

Occupation of witness		[***]

[Signature Page to Deed of Amendment to SPA]